Exhibit 99(f)
Report of Independent Registered Public Accounting Firm
We have examined Pennsylvania Higher Education Assistance Agency’s (Sub-Servicer) compliance with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated November 1, 2005, about the Sub-Servicer’s compliance with the servicing of the KeyCorp Student Loan Trust 2005-A as of December 31, 2005 and for the period from November 1, 2005 through December 31, 2005, as indicated in the accompanying Statement of Compliance with Specifically Identified Requirements. The Sub-Servicer is responsible for the Sub-Servicer’s compliance with those requirements. Our responsibility is to express an opinion on the Sub-Servicer’s assertions about compliance based on our examination.
Our examination was conducted in accordance with attestation standards established by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Sub-Servicer’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Sub-Servicer’s compliance with specified requirements.
In our opinion, the Sub-Servicer’s assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated November 1, 2005, included in the accompanying Statement of Compliance with Specifically Identified Requirements as of December 31, 2005, and for the period from November 1, 2005 through December 31, 2005, are fairly stated, in all material respects.

/s/ Ernst & Young LLP
March 21, 2006
Cleveland, Ohio

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
Statement of Compliance with Specifically Identified Requirements
Pennsylvania Higher Education Assistance Agency (PHEAA) has complied with the specifically identified servicing requirements for KeyCorp Student Loan Trust 2005-A with respect to sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated November 1, 2005 (the Agreement), relating to the student loans that are guaranteed as to payment of principal and interest by PHEAA or the American Student Assistance Corporation (ASA) and various other guarantors and are reinsured by the Department of Education (Financed Federal Loans), and student loans guaranteed as to payment of principal and interest by The Education Resources Institute, Inc. (TERI) and not reinsured by the Department of Education as well as student loans which are not guaranteed (Financed Private Loans).
I.	COMPLIANCE
1.	Financed Federal Loans
A.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 18, 1992 Federal Register, Part II, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Regulations.

We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2005 and for the period from November 1, 2005 through December 31, 2005:
•	34 CFR 682.202, “Permissible Charges by Lenders to Borrowers”; all parts except for (a)(2), (b)(5), (c)-(e), and (g);

•	34 CFR 682.208, “Due Diligence in Servicing a Loan”; all parts except for (b)(1)(i)-(ii), (b)(1)(v), (b)(2), and (c)-(f);

•	34 CFR 682.209, “Repayment of a Loan”; all parts except for (a)(2)(i), (a)(4), (b), (d), (f), (g), (i), and (j);

•	34 CFR 682.210, “Deferment”; all parts except for (a)(9) and (b)(6);

•	34 CFR 682.211, “Forbearances”; all parts except for (a)(3) and (d);

•	34 CFR 682.213, “Prohibition Against the Use of the Rule of 78’s”;

•	34 CFR 682.300, “Payment of Interest Benefits on Stafford Loans”;

•	34 CFR 682.301, “Eligibility of Borrowers for Interest Benefits on Stafford Loans”; all parts except for (a) and (c);

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
Statement of Compliance with Specifically Identified Requirements

•	34 CFR 682.302, “Payment of Special Allowance on FFEL Loans”; all parts except for (c)(2), (c)(3), (d), and (e);

•	34 CFR 682.304, “Methods for Computing Interest Benefit and Special Allowance”; all parts except (a), (b), and (d)(2);

•	34 CFR 682.305, “Procedures for Payment of Interest Benefit and Special Allowance”; all parts except for (a)(2)-(4), (b), and (c);

•	34 CFR 682.402, “Death, Disability and Bankruptcy Payments”; all parts except for (e), (g), and (i)-(k);

•	34 CFR 682.411, “Due Diligence by Lenders in the Collection of Guaranty Agency Loans”; all parts except for (f), (i), (j), (m), and (n);

•	34 CFR 682.414, “Records, Reports, and Inspection Requirements for Guaranty Agency Programs”; all parts except for (a)(1), (a)(2), (a)(3), (b), and (c);
B.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 1, 1995 Federal Register, Part III, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2005 and for the period from November 1, 2005 through December 31, 2005:
•	34 CFR 682.409, “Repayment of a Loan”; Part (b).
C.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the October 29, 1999 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2005 and for the period from November 1, 2005 through December 31, 2005:
•	34 CFR 628.411, “Lender Due Diligence in Collecting Guaranty Agency Loans”; part (f).

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
Statement of Compliance with Specifically Identified Requirements
D.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the July 27, 2000 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2005 and for the period from November 1, 2005 through December 31, 2005:
•	34 CFR 682.411 “Lender Due Diligence in Collecting Guaranty Agency Loans”; Part (i).
2.	Financed Private Loans
A.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Access Loan Programs Servicing Agreement between Pennsylvania Higher Education Assistance Agency and Society National Bank dated March 23, 1995.

We have complied with the following Sections of the Agreement relating to the Financed Private Loans as December 31, 2005 and for the period from November 1, 2005 through December 31, 2005:
I.	“Account Servicing, Document Storage”

II.	“Delinquency Servicing”

III.	“Deferment and Forbearance Processing”

IV.	“Filing Claims”
B.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the 2000 Servicing Guidelines for TERI, effective December 1, 2000.

We have complied with the revised delinquency servicing requirements for TERI guaranteed Financed Private Loans as of December 31, 2005 and for the from November 1, 2005 through December 31, 2005.

C.	Compliance with the aforementioned Sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Amended and Restated Master Servicing Agreement between Pennsylvania Higher Education Assistance Agency and KeyBank National Association dated December 23, 2005; KeyBank USA Graduate Loan Program Servicing Schedule for the Master Servicing Agreement dated June 1, 1997 between Pennsylvania Higher Education

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
Statement of Compliance with Specifically Identified Requirements
Assistance Agency and KeyBank USA, National Association; and Amended Delinquency Servicing Read and Agreed dated March 18, 2003.
We have complied with the Master Servicing Agreement for KeyBank National Association for guaranteed Financed Private Loans as of December 31, 2005 and for the period from November 1, 2005 through December 31, 2005.
II.	NONCOMPLIANCE
1.	Financed Federal Loans

No items noted.

2.	Financed Private Loans

No items noted.